Exhibit 10.20

AMENDED MODIFICATION AGREEMENT

THIS AMENDED MODIFICATION AGREEMENT (this “Amended Modification Agreement”) is made and entered into effective as of January 13, 2025 (the “Effective Date”), by and between VCI GLOBAL LIMITED, a British Virgin Islands corporation (“Company”), and ALUMNI CAPITAL LP, a Delaware limited partnership (“Investor”).

Recitals

A. Company and Investor are parties to a Purchase Agreement dated as of August 1, 2024 (the “Purchase Agreement”), a Purchase Warrant Agreement (“Warrant Agreement”) dated as of August 1, 2024, and pursuant to a Purchase Agreement Modification Agreement dated as of September 27, 2024 (“the Modification Agreement”).

B. Pursuant to the Purchase Agreement and Modification Agreement, the Company and Investor entered into an agreement whereby the Investor shall purchase up to Thirty Five Million Dollars ($35,000,000) of the Company’s Ordinary Shares from time to time, subject to the terms and conditions in the agreements, with the Commitment Period beginning on the Execution Date of August 1, 2024 and ending on December 31, 2025.

C. Company and Investor have agreed to modify the Purchase Agreement, Modification Agreement, and Warrant Agreement in accordance with the terms and conditions set forth in this Amended Modification Agreement.

Amended Modification Agreement

In consideration of the mutual covenants and agreements set forth in this Amended Modification Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Amendment to Purchase Agreement.

1.1 Commitment Amount. Pursuant to Section 1 of the Purchase Agreement titled “Certain Definitions”, “Commitment Amount” shall be” $135,000,000”.

1.2 Purchase Notice Limitation. Pursuant to Section 1 of the Purchase Agreement titled “Certain Definitions”, “Purchase Notice Limitation” shall be “a number of shares equal to $1,000,000 or up to the Commitment Amount if mutually agreed upon by the Company and Investor.”.

1.3 Purchase Price. Pursuant to Section 1 of the Purchase Agreement titled “Certain Definitions”, the first sentence of the “Purchase Price” definition shall be amended to: “shall mean the lowest traded price for the Ordinary Shares for the five (5) consecutive Business Days immediately prior to the Closing Date with respect to the Purchase Notice multiplied by 90%. The Purchase Notice will be subject to the Purchase Notice Limitation. When mutually agreed upon by Company and Investor, pricing commencing from when the Purchase Notice Shares are deposited in the Investor’s brokerage account up until Closing of the said Purchase Notice shall be utilized to calculate the lowest traded price.”.

1.4 Purchase Notice Date. Pursuant to Section 2.2 of the Purchase Agreement titled “Mechanics”, the second sentence of Section 2.2(a) titled “Purchase Notice.” shall be amended to “… (ii) the next Business Day if the conditions are met after 8:00 a.m. New York time on a Business Day or at any time on a day which is not a Business Day, unless waived by Investor (the “Purchase Notice Date”).

1.5 Registration. Pursuant to Section 7.1 of the Purchase Agreement titled “Registration”, Section 7.1(a) shall be “The Company shall file a Prospectus Supplement on effective Form F-3 for the resale of the Purchase Notice Securities & Warrant Shares, not later than fourteen (14) calendar days after the Effective Date. The Company shall use its commercially reasonable efforts to (i) cause every Registration Statement (as defined below) to be declared effective by the SEC as soon as practicable, and (ii) keep the Registration Statement continuously effective under the Securities Act until the Investor ceases to hold Registrable Securities. The Registration Statement shall provide for any method or combination of methods of resale of Registrable Securities legally available to, and requested by, the Investor, and shall comply with the relevant provisions of the Securities Act and Exchange Act. The Investor acknowledges that it will be identified in the Registration Statement as an underwriter within the meaning of Section 2(a)(11) of the Securities Act with respect to the resale of the Purchase Notice Securities, and the Investor shall furnish all information reasonably requested by the Company for inclusion therein. If Form F-3 becomes available for the registration of the resale of all of the Registrable Securities hereunder, the Company shall use such Form; provided, however, if Form F-3 is not available for the registration of the resale of all of the Registrable Securities hereunder, the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a registration statement on Form F-3 or F-1 covering all of the Registrable Securities has been declared effective by the SEC.”.

1.6 Beneficial Ownership Limitation. Pursuant to Section 8.1 of the Purchase Agreement titled “Conditions Precedent to the Obligation of Investor to Purchase the Purchase Notice Securities.”, the second to last sentence of Section 8.2(f) titled “Beneficial Ownership Limitation” shall be “…. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Ordinary Shares outstanding immediately prior to the issuance of Purchase Notice Securities issuable pursuant to a Purchase Notice, unless mutually waived by Company and Investor up to 9.9%.”.

2. Amendment to Warrant Agreement

2.1 Number of Warrant Shares. Pursuant to Section 2 of the Warrant Agreement titled “Exercise.”, Section 2(b) titled “Number of Warrant Shares.” shall be “Subject to the terms and conditions set forth herein, the Holder shall have the right to purchase from the Company a number of Warrant Shares equal to (i) fifteen percent (15%) of the Commitment Amount, less the Exercise Value of all partial exercises of this Warrant in accordance with Section 2(a) prior to the Exercise Date, divided by (ii) the Exercise Price on the Exercise Date.”.

3. Other Provisions in Full Force. Except as specifically provided herein, the Purchase Agreement, Modification Agreement, and Warrant Agreement shall remain in full force and effect in accordance with the original terms and conditions.

4. Notices. Any notice required, permitted or contemplated hereunder shall be in accordance with the applicable “Notices” provision in the Purchase Agreement and Warrant Agreement.

5. Miscellaneous. This Amended Modification Agreement sets forth the entire agreement of the parties with respect to the subject matter of this Amended Modification Agreement and supersedes all previous understandings, written or oral, in respect of this Amended Modification Agreement. This Amended Modification Agreement may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, (a) may be relied on by each party as if the document were a manually signed original and (b) will be binding on each party for all purposes. This Amended Modification Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Amended Modification Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all which together shall constitute one and the same agreement. If any term of this Amended Modification Agreement is found invalid by a court of competent jurisdiction, the invalid term will be considered excluded from this Amended Modification Agreement and will not invalidate the remaining terms of this Amended Modification Agreement. At no time shall the prior or subsequent course of conduct by Company or Investor directly or indirectly limit, impair, or otherwise adversely affect any of the parties’ rights or remedies in connection with this Amended Modification Agreement or any of the documents, instruments and agreements executed in connection herewith, as Investor and Company agree that this Amended Modification Agreement and the documents, instruments, and agreements executed in connection herewith shall only be amended by written instruments executed by Investor and Company. This Amended Modification Agreement is made and entered into for the protection and benefit of Investor and Company and their permitted successors and assigns, and no other person, association, authority or entity shall be a direct or indirect beneficiary of or have any direct or indirect cause of action or claim in connection with this Amended Modification Agreement.

IN WITNESS WHEREOF, Investor and Company have executed this Amended Modification Agreement to be effective as of the Effective Date.

VCI GLOBAL LIMITED

By:
Dato’ Victor Hoo, Chief Executive Officer

Accepted as of the Effective Date.

ALUMNI CAPITAL LP

By:
Ashkan Mapar, General Partner

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